Exhibit (h)(37)

Participation Agreement
Exhibit A

Separate Accounts of Pacific Life Insurance Company:

Pacific Select Separate Account
Pacific Select Exec Separate Account
Pacific Select COLI Separate Account
Pacific COLI Separate Account II
Pacific COLI Separate Account III
Pacific Select Variable Annuity Separate Account
Separate Account A
Separate Account B
Pacific Corinthian Variable Separate Account

Separate Accounts of Pacific Life & Annuity Company:

Pacific Select Exec Separate Account
Separate Account A
Pacific COLI Separate Account II
Pacific COLI Separate Account III
Separate Account I

Effective November 14, 2003, agreed to and accepted by:

PACIFIC SELECT FUND

BY:	/s/ Thomas C. Sutton	ATTEST:	/s/ Audrey L. Milfs

Name:	Thomas C. Sutton	Name:	Audrey L. Milfs
Title:	Chairman of the Board and Trustee	Title:	Secretary

PACIFIC SELECT DISTRIBUTORS, INC.

BY:	/s/ Gerald W. Robinson	ATTEST:	/s/ Laurene E. MacElwee

Name:	Gerald W. Robinson	Name:	Laurene E. MacElwee
Title:	Chairman of the Board and Trustee	Title:	Asst. Vice President, Pacific Life Insurance Company

BY:	/s/ Audrey L. Milfs	ATTEST	: /s/ Laurene E. MacElwee

Name:	Audrey L. Milfs	Name:	Laurene E. MacElwee
Title:	Secretary	Title:	Asst. Vice President, Pacific Life Insurance Company

PACIFIC LIFE INSURANCE COMPANY

BY:	/s/ Thomas C. Sutton	ATTEST:	/s/ Laurene E. MacElwee

Name:	Thomas C. Sutton	Name:	Laurene E. MacElwee
Title:	Chairman of the Board and Chief Executive Officer	Title:	Assistant Vice President

BY:	/s/ Audrey L. Milfs	ATTEST:	Laurene E. MacElwee

Name:	Audrey L. Milfs	Name:	Laurene E. MacElwee
Title:	Secretary	Title:	Assistant Vice President

PACIFIC LIFE & ANNUITY COMPANY

BY:	Thomas C. Sutton	ATTEST:	/s/ Laurene E. MacElwee

Name:	Thomas C. Sutton	Name:	Laurene E. MacElwee
Title:	Chairman of the Board and Chief Executive Officer	Title:	Assistant Vice President

BY:	/s/ Audrey L. Milfs	ATTEST:	Laurene E. MacElwee

Name:	Audrey L. Milfs	Name:	Diane N. Ledger
Title:	Secretary	Title:	Assistant Vice President